EXHIBIT 99.1

HepaLife’s Artificial Liver Research Passes Critical Human Plasma Milestone.

HepaLife’s liver stem cells achieve 95%-plus survival rate in critical human plasma tests; favorable findings follow positive results for important room temperature survival and function.

Vancouver, BC – April 26, 2006 – HepaLife Technologies, Inc. (OTCBB: HPLF) (FWB: HL1), today announces that the Company’s PICM-19H liver cells have demonstrated the capability to fully survive and remain intact following exposure to human plasma, an important finding in the future integration of these cells into an artificial liver device for human use.

The ability of PICM-19H liver cells to survive in human plasma is especially significant since a functional artificial liver device is expected to separate liver failure patients’ plasma from whole blood, and subsequently ‘process’ the plasma by way of the PICM-19H cells.  These cells would be the primary component responsible for removing toxins from plasma, the liquid portion of whole blood.

In order to determine the suitability of HepaLife’s liver stem cells for detoxifying human blood, the PICM-19H cells have undergone numerous tests, designed to determine whether the PICM-19H cells are able to withstand prolonged exposure to plasma.

Scientists exposed fully differentiated PICM-19H cells cultures to normal human plasma, pooled from multiple donors.  Over lengthening exposure times ranging from one to 48 hours, the PICM-19H cells remained undamaged.  Researchers note that cell survival was above 95% and in all cases, the cells maintained their normal hepatocyte (liver cell) morphology.

“These favorable human plasma findings come to us on the heels of research that shows our cells are able to successfully survive for extended periods of time at variable temperatures, which would allow us to transport the most important and perishable component of an artificial liver device – the cells – around the country without special incubator equipment,” explained Mr. Harmel S. Rayat, President and CEO of HepaLife.  “Taken together, these outcomes confirm that our cell line is strong enough to survive under variable conditions, and will not degrade or deteriorate in an artificial liver device.”

Previously, positive research findings related to the prolonged survival, density and function of HepaLife’s PICM-19H cell line were presented at the annual, National Biomedical Engineering Society Meeting.  These cells are considered the most crucial component of the Company’s artificial liver device for use by patients suffering from chronic and acute liver disease, as well as use in in-vitro toxicology and pre-clinical drug testing platforms, all currently under development through a collaborative research effort.

View previous research announcement at:

http://www.hepalife.com/Investor/PressReleases/20051005-1.html

ABOUT HEPALIFE TECHNOLOGIES, INC.

HepaLife Technologies, Inc. (OTCBB: HPLF) (FWB: HL1) is a development stage biotechnology company focused on the identification, development and eventual commercialization of technologies and products for liver toxicity detection and the treatment of various forms of liver dysfunction and disease.

Currently, HepaLife is concentrating its efforts on creating the first-of-its-kind artificial liver device and developing proprietary in-vitro toxicology and pre-clinical drug testing platforms.

Artificial Liver Device

Presently, through a Cooperative Research and Development Agreement, HepaLife Technologies is working towards optimizing the hepatic functionality of the patented PICM-19 cell line. The hepatic characteristics of the PICM-19 cell line have been demonstrated to have potential application in the production of an artificial liver device for use by human patients with liver failure.

With 25 million Americans suffering from liver disease, the need for an artificial liver device able to remove toxins and improve immediate and long-term survival results is more critical today than ever before. Limited treatment options, a low number of donor organs, the high price of transplants and follow up costs, a growing base of hepatitis, alcohol abuse, drug overdoses, and other factors that result in liver disease all clearly indicate a strong need for an artificial liver device.

In-Vitro Toxicology Testing

In 2003 alone, the inability to accurately predict toxicity early in drug development cost the pharmaceutical industry a record $8 billion. In particular, hepatotoxicity, or liver damage caused by medications and other chemical compounds, is the single most common reason leading to drug withdrawal or refusal of drug approval by the FDA. In fact, about one third of all potential drugs fail pre-clinical or clinical trials due to the toxic nature of the compounds being tested, accounting for an estimated $70 million (20%) of total research and development costs per drug.

The PICM-19 cells grown in vitro synthesize liver specific proteins such as albumin and transferrin, and display enhanced liver-specific functions such as ureagenesis and cytochrome P450 activity. As a result, HepaLife, using the patented PICM-19 cell line, plans to develop proprietary in vitro toxicological and pre-clinical drug testing platforms that will more accurately determine the potential toxicity and metabolism of new pharmacological compounds in the liver.

At present, the Company does not have commercial products intended to diagnose, treat, cure or prevent any disease. The statements contained in this press release regarding our ongoing research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. We currently have no commercial products intended to diagnose, treat, prevent or cure any disease. The statements contained in this press release regarding our on going research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration. There can be no assurance that further research and development, and /or whether clinical trial results, if any, will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that HepaLife will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330.  The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

HepaLife Technologies, Inc.

Ms. Laura Rivers-Bowerman, Shareholder Communications

Phone: (800) 518-4879

Web Site: www.HepaLife.com